UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces Telomir-1 Kills Aggressive Human Leukemia Cells

The findings expand Telomir-1’s oncology profile into cancers of the blood, adding to previously reported activity in triple-negative breast, pancreatic, and aggressive prostate cancer models.

Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) (“Telomir” or the “Company”), a preclinical-stage biotechnology company developing small-molecule therapies targeting the epigenetic and metabolic roots of cancer, aging, and age-related disease, today announced new in vitro findings showing that its investigational compound Telomir-1 kills aggressive human leukemia (HL60) cells.

Study Summary

Human HL60 leukemia cells were exposed to Telomir-1 across a range of concentrations. Telomir-1 produced a clear, dose-dependent reduction in leukemia cell viability. HL60 is an established model used to study aggressive forms of acute myeloid leukemia (AML).

Iron Dependence and Epigenetic Silencing in Leukemia

Leukemia is a cancer of the blood and bone marrow marked by uncontrolled growth of abnormal white blood cells. Scientific literature describes how leukemia cells depend heavily on intracellular iron to support DNA synthesis, mitochondrial energy production, and rapid proliferation. Multiple leukemia subtypes accumulate excess iron through increased uptake or reduced efflux.

Iron also serves as a required cofactor for several epigenetic enzymes, including iron-dependent histone demethylases. When dysregulated, these enzymes can contribute to silencing tumor-suppressor genes through abnormal DNA methylation. These processes have been described in the scientific literature as supporting leukemia cell survival, impaired apoptosis, and treatment resistance.

Relevance to Prior Telomir-1 Research

Although the leukemia study measured cell viability only, earlier Telomir-1 research provides important biological context:

Intracellular Iron Modulation

In prior live-cell imaging studies using human cell systems, Telomir-1 produced a marked, concentration-dependent reduction of intracellular Fe²⁺, demonstrating strong cell penetration and significantly greater intracellular iron-lowering activity than Deferoxamine (DFO) at the same concentrations.

DFO is known to act primarily in the bloodstream and extracellular space and has limited ability to penetrate living cells, whereas Telomir-1 was directly observed lowering intracellular iron levels.

Because leukemia cells rely heavily on elevated intracellular iron to fuel DNA replication, mitochondrial activity, and iron-dependent epigenetic enzymes, the ability of a compound to modulate iron inside the cell represents an important biological distinction.

Epigenetic Regulation

In earlier cancer research, Telomir-1 reduced abnormal DNA methylation of several tumor-suppressor genes—including STAT1, CDKN2A, MASPIN, RASSF1A, CASP8, and GSTP1—genes associated with immune surveillance, apoptosis, detoxification, and cell cycle control.

Several of these regulatory mechanisms are described in the scientific literature as highly implicated in leukemia biology. In addition, the recent findings that Telomir-1 inhibits three major families of lysin histone-demethylase (KDMs) enzymes, belonging to the KDM2, KDM5 and KDM6, reinforce its potential in cancer treatment. KDMs are major epigenetic regulators that control histone methylation and thereby influence transcription, differentiation, and stemness. In leukemia, several KDMs become overexpressed, mutated, or integrated into oncogenic complexes, driving leukemogenesis.

Interpretation

Taken together, Telomir-1’s observed activity in HL60 leukemia cells, along with previously reported effects involving intracellular iron handling and epigenetic regulation, contribute to a scientific basis for Telomir’s ongoing oncology research.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: November 20, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer